Date: November 20, 2018

Media Contact:	Investor Contact:
Michael Kinney	Dennis Puma
732-938-1031	732-938-1229
mkinney@njresources.com	dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

WALL, N.J. — Today, New Jersey Resources (NYSE: NJR) reported results for fiscal 2018. Highlights for the fiscal year include:

●	Consolidated net income of $233.4 million, compared with $132.1 million in fiscal 2017
●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, were $240.5 million, compared with NFE of $149.4 million in fiscal 2017
●	Announced fiscal 2019 NFE per-share guidance of $1.95 to $2.05 per share
●	Increased annual dividend rate by 7.3 percent to $1.17 per share
●	NJNG added 9,596 new customers; a five percent increase over fiscal 2017
●	Clean Energy Ventures (CEV) completed three commercial solar installations, adding 33.7 megawatts (MW) to total capacity

Fiscal 2018 net income totaled $233.4 million, or $2.66 per share, compared with $132.1 million, or $1.53 per share, in fiscal 2017. Fiscal 2018 NFE totaled $240.5 million, or $2.74 per share, compared with $149.4 million, or $1.73 per share, in fiscal 2017.

Fourth-quarter fiscal 2018 net loss totaled $16.3 million, or a loss of $0.18 per share, compared with a net loss of $36.5 million, or a loss of $0.42 per share, during the same period in fiscal 2017. Fourth-quarter fiscal 2018 net financial loss totaled $28.9 million, or a loss of $0.33 per share, compared with a net financial loss of $12.5 million, or a loss of $0.14 per share, during the same period last year.

"Thanks to the talent of our team of more than 1,000 women and men, New Jersey Resources delivered another strong year in fiscal 2018," said Laurence M. Downes, chairman and CEO of New Jersey Resources. "As our results reflect, we are dedicated to meeting our customers' expectations for safe and reliable service, advancing sustainability through our infrastructure and clean energy investments and rewarding the confidence of our shareowners - as evidenced this year with a 7.3 percent dividend increase. We look forward to executing our strategic plan and leading the way to a stronger energy future."

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

"Our strong fiscal 2018 results were largely driven by the out-performance of our Energy Services segment," said Steve Westhoven, president and COO of New Jersey Resources. "With our focus on regulated infrastructure investments and complementary non-regulated energy investments, we are committed to delivering results for our customers and shareowners in fiscal 2019."

A reconciliation of net income to NFE for the three and twelve months ended September 30 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2018	2017	2018	2017
Net (loss) income*	$(16,255)	$(36,523)	$233,436	$132,065
Add:
Unrealized loss (gain) on derivative instruments and related transactions	866	31,293	26,770	(11,241)
Tax effect	(592)	(11,845)	(4,512)	4,062
Effects of economic hedging related to natural gas inventory	(7,782)	8,878	(22,570)	38,470
Tax effect	1,844	(2,887)	7,362	(13,964)
Net income to NFE tax adjustment	(6,987)	(1,408)	—	—
Net financial (loss) earnings	$(28,906)	$(12,492)	$240,486	$149,392

Weighted Average Shares Outstanding
Basic	88,279	86,513	87,689	86,321
Diluted	88,279	86,513	88,315	87,144

Basic (loss) earnings per share	$(0.18)	$(0.42)	$2.66	$1.53
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.01	0.36	0.31	(0.13)
Tax effect	(0.01)	(0.13)	(0.05)	0.05
Effects of economic hedging related to natural gas inventory	(0.09)	0.10	(0.26)	0.45
Tax effect	0.02	(0.03)	0.08	(0.17)
Net income to NFE tax adjustment	(0.08)	(0.02)	—	—
Basic net financial (loss) earnings per share	$(0.33)	$(0.14)	$2.74	$1.73

*Results during fiscal 2018 included an income tax benefit of $59.6 million, or $0.68 per share, due to the revaluation of deferred taxes resulting from the reduction in the federal corporate tax rate.

NFE/net financial loss is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Credits (SRECs) and foreign currency contracts. NFE/net financial loss eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

A table summarizing our key performance metrics for the three and twelve months ended September 30 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
($ in Thousands)	2018	2017	2018	2017
Net (loss) income	$(16,255)	$(36,523)	$233,436	$132,065
Basic EPS	$(0.18)	$(0.42)	$2.66	$1.53
NFE	$(28,906)	$(12,492)	$240,486	$149,392
Basic NFE per share	$(0.33)	$(0.14)	$2.74	$1.73

A table detailing NFE for the three and twelve months ended September 30 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2018	2017	2018	2017
Net financial (loss) earnings
New Jersey Natural Gas	$(12,943)	$(9,602)	$84,048	$86,930
Midstream	2,052	2,563	24,367	12,857
Subtotal Regulated	(10,891)	(7,039)	108,415	99,787
Clean Energy Ventures	(4,623)	(6,988)	75,849	24,873
Energy Services	(17,649)	(1,612)	60,378	18,554
Home Services and Other	4,382	3,266	(3,829)	6,811
Subtotal Non-Regulated	(17,890)	(5,334)	132,398	50,238
Subtotal	(28,781)	(12,373)	240,813	150,025
Eliminations	(125)	(119)	(327)	(633)
Total	$(28,906)	$(12,492)	$240,486	$149,392

NJR Announces Fiscal 2019 NFE Guidance:

NJR announced fiscal 2019 NFE guidance of $1.95 to $2.05 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” NJR expects its regulated businesses to generate between 50 to 65 percent of total NFE, with NJNG continuing to be the largest contributor. The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2019 and beyond:

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

	Expected Fiscal 2019	Expected Fiscal 2020 and
	Net Financial Earnings	Beyond Net Financial Earnings
Company	Contribution	Contribution
New Jersey Natural Gas	45 to 50 percent	50 to 60 percent
Midstream	5 to 15 percent	10 to 25 percent
Total Regulated	50 to 65 percent	60 to 85 percent
Clean Energy Ventures	25 to 35 percent	10 to 20 percent
Energy Services	5 to 15 percent	5 to 15 percent
Home Services and Other	0 to 2 percent	0 to 2 percent
Total Non-Regulated	30 to 52 percent	15 to 37 percent

In providing fiscal 2019 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

Regulated Business Update:

New Jersey Natural Gas

NJNG reported fiscal 2018 NFE of $84 million, compared with $86.9 million in fiscal 2017. The decrease in fiscal 2018 was due primarily to higher O&M expenses and lower Basic Gas Supply Service (BGSS) incentives. Net financial losses for the fourth quarter of fiscal 2018 and 2017 were $12.9 million and $9.6 million, respectively, and reflect the seasonal nature of the business.

Customer Growth:

●

NJNG added 9,596 new customers during fiscal 2018, compared with 9,126 during fiscal 2017, primarily driven by the residential new construction market. In addition, 613 existing NJNG customers expanded their natural gas service during fiscal 2018.

●

NJNG expects to add between 28,000 and 30,000 new customers through fiscal 2021, representing an average annual growth rate of 1.8 percent and a cumulative increase in utility gross margin of approximately $16.5 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

NJNG Infrastructure Update:

●

The Southern Reliability Link (SRL), which is designed to provide a secondary interstate feed into the southern end of NJNG’s delivery system, is expected to begin construction in the first quarter of fiscal 2019. NJNG expects SRL to be in service during 2019, and plans to recover its capital costs through a future rate case.

●

Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year program approved by the New Jersey Board of Public Utilities (BPU) in September 2016 to replace the remaining 276 miles of unprotected steel main and associated services in NJNG’s distribution system. During fiscal 2018, NJNG invested $45.7 million to replace 60 miles of unprotected steel main and services.

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

●

The New Jersey Reinvestment in System Enhancement (NJ RISE) program is the five-year, $102.5 million investment that began in 2014. During fiscal 2018, NJNG installed two new distribution mains under the Barnegat Bay to improve service resiliency into the northern and southern portions of the Seaside Barrier Island. In addition, NJNG completed the reinforcement of a regulator station in Long Beach Island.

●

The SAFE II and NJ RISE programs are eligible for annual base rate increases. On March 29, 2018, NJNG filed its annual petition with the BPU, requesting a base rate increase for the recovery of these related capital costs through June 30, 2018. The filing was updated in July 2018 to reflect actual results through June 30, 2018, with an updated base rate change of $6.8 million effective October 1, 2018.

BGSS Incentive Programs:

●

BGSS incentive programs contributed $12.5 million to utility gross margin in fiscal 2018, compared with $13.7 million during the same period in fiscal 2017. The lower result was due primarily to a decrease in margin in NJNG's storage incentive program and lower volumes associated with the capacity release program.

Energy Efficiency Programs:

●

The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $12.3 million during fiscal 2018 in grants and financing options designed to help customers with energy-efficiency upgrades for their homes and businesses.

●

NJNG received approval from the BPU to expand its energy-efficiency programs through The SAVEGREEN Project® to help customers better understand and manage their energy usage, reduce emissions and save money. NJNG is authorized to invest $135 million through December 31, 2021 to provide assistance to customers.

Midstream

Midstream reported fiscal 2018 NFE of $24.4 million, compared with $12.9 million during fiscal 2017. The higher results reflect the benefits of tax reform. For the three months ended September 30, 2018, NFE were $2.1 million, compared with $2.6 million during the same period in fiscal 2017. The quarterly decrease is due to a decrease in Allowance for Funds Used During Construction (AFUDC) related to the PennEast project.

Infrastructure Projects:

●

Adelphia Gateway - On January 15, 2018, NJR filed with the Federal Energy Regulatory Commission (FERC) seeking a Certificate of Public Convenience and Necessity for the proposed Adelphia Gateway natural gas pipeline. On January 23, 2018, FERC formally noticed the application and on October 19, 2018, NJR received the Notice of Schedule for the Environmental Review of the Adelphia Gateway Project. Adelphia Gateway will deliver natural gas to under-served areas in the greater Philadelphia region, and NJR expects the project to be in service in fiscal 2019 and contribute to earnings in fiscal 2020.

●

PennEast Pipeline - On January 19, 2018, the FERC issued a Certificate of Public Convenience and Necessity for the PennEast Pipeline. PennEast is working through the details of gaining access to land to complete surveys in order to submit certain permit applications. PennEast has advised it currently expects the pipeline to be completed and operational in 2019. However, the project could be delayed beyond 2019 due to factors beyond PennEast's ability to control or estimate precisely, including potential delays in obtaining (or inability to obtain) governmental and regulatory approvals and land-use rights and unforeseen construction delays.

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

Non-Regulated Businesses Update:

Energy Services

Energy Services reported fiscal 2018 NFE of $60.4 million, compared with $18.6 million during fiscal 2017. The increase was primarily due to the out-performance of the diversified portfolio of strategic assets driven by volatility and favorable pricing spreads in the physical natural gas market in the first half of fiscal 2018. Fourth-quarter fiscal 2018 net financial losses were $17.6 million, compared with net financial losses of $1.6 million during the same period in fiscal 2017. The quarterly decrease in NFE was due primarily to increased demand fees and O&M expenses during the quarter compared with the same period last year.

Clean Energy Ventures (CEV)

CEV reported NFE of $75.8 million in fiscal 2018, compared with $24.9 million in fiscal 2017. The improved results were due primarily to a benefit of $61.4 million related to the revaluation of deferred income taxes as a result of tax reform. The fourth-quarter fiscal 2018 net financial loss was $4.6 million, compared with a net financial loss of $7 million in the same period last year. The lower quarterly results were due primarily to a realization of fewer Investment Tax Credits (ITC), compared with the same period in fiscal 2017, as a result of the sale leaseback financings for all fiscal 2018 commercial solar projects placed in service.

Fiscal 2018 highlights:

●	Three commercial solar projects were placed into service during fiscal 2018. The three projects, located in Raritan, South Brunswick and Old Bridge, N.J., total 33.7 MW of capacity.
●

The Sunlight Advantage®, CEV's residential solar leasing program, added 910 residential customers during fiscal 2018 and now serves approximately 7,300 residential customers, representing an investment of $217.2 million.

●

On March 2, 2018, CEV entered into a purchase and sale agreement of its 9.7 MW wind farm in Two Dot, Montana for a total sale price of $18.5 million. The sale closed on June 1, 2018, and CEV realized a pre-tax gain of approximately $951,000.

Home Services and Other Operations

In the fourth quarter of fiscal 2018, Home Services and Other Operations reported NFE of $4.4 million, compared with $3.3 million in fiscal 2017. The increase was due primarily to a lower effective tax rate. Home Services and Other Operations reported a net financial loss of $3.8 million in fiscal 2018, compared with NFE of $6.8 million in fiscal 2017. The fiscal 2018 decrease was due to an estimated $9.7 million charge primarily attributed to Other Operations resulting from the revaluation of deferred income taxes resulting from tax reform.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile while continuing to invest capital in regulated and non-regulated projects.

●	During fiscal 2018, NJR generated operating cash flows of $398.3 million, compared with $248 million during the same period in fiscal 2017.

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

●

Fiscal 2018 capital expenditures were $406.5 million, of which $274.2 million were related to regulated assets, compared with $326.8 million, of which $204.7 million were related to regulated assets, during the same period in fiscal 2017.

Effective Tax Rate:

NJR’s estimated annual effective tax rate was a benefit of 29.9 percent in fiscal 2018, compared to 12.2 percent in fiscal 2017. The decrease is due to the reduced federal tax rate combined with the one-time tax benefit associated with the revaluation of the net deferred tax liability that was partially offset by a year-over-year reduction in federal tax credits.

For NFE purposes, NJR recognized $19.3 million in tax credits, net of deferred taxes, during fiscal 2018, compared with $29.6 million during fiscal 2017. Further detail can be found in Note 12 “Income Taxes” within our 10-K filing.

Webcast Information:

NJR will host a live webcast to discuss its financial results today at 10 a.m. EDT. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2019, forecasted contribution of business segments to fiscal 2019 NFE, future NJNG customer and utility gross margin growth, future NJR capital expenditures, infrastructure investments and solar sale leaseback transactions, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, the impact of the Tax Act, earnings and dividend growth, as well as the ability to close and successfully implement the Adelphia Gateway acquisition, the sale of our wind farms and construct the SRL and PennEast Pipeline projects.

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, risks associated with our investments in clean energy projects, including the availability of regulatory and tax incentives, the availability of viable projects, our eligibility for ITCs, the future market for SRECs and electricity prices, and operational risks related to projects in service; the ability to obtain governmental and regulatory approvals, land-use rights, electric grid connection (in the case of clean energy projects) and/or financing for the construction, development and operation of our unregulated energy investments, pipeline transportation systems and NJNG and Midstream infrastructure projects, including NJ RISE, SRL, PennEast and Adelphia Gateway, in a timely manner; risks associated with acquisitions and the related integration of acquired assets with our current operations, including our planned Adelphia Gateway acquisition; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, our Energy Services segment operations and our risk management efforts; the ability to comply with current and future regulatory requirements; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are approved for recovery from customers through the regulatory process, including through future base rate case filings; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; the performance of our subsidiaries; operating risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; the regulatory and pricing policies of federal and state regulatory agencies; timing of qualifying for ITCs due to delays or failures to complete planned solar projects and the resulting effect on our effective tax rate and earnings; the results of legal or administrative proceedings with respect to claims, rates, environmental issues, natural gas cost prudence reviews and other matters; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our company; risks related to cyberattack or failure of information technology systems; the impact of volatility in the equity and credit markets on our access to capital; the impact to the asset values and resulting higher costs and funding obligations of our pension and post-employment benefit plans as a result of potential downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the wholesale energy trading market; accounting effects and other risks associated with hedging activities and use of derivatives contracts; the ability to optimize our physical assets; weather and economic conditions; changes to tax laws and regulations; any potential need to record a valuation allowance for our deferred tax assets; the ability to comply with debt covenants; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; the impact of natural disasters, terrorist activities and other extreme events on our operations and customers; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; environmental-related and other uncertainties related to litigation or administrative proceedings; risks related to our employee workforce; and risks associated with the management of our joint ventures and partnerships, and investment in a master limited partnership. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we filed with the Securities and Exchange Commission (SEC) on November 20, 2018, which is available on the SEC’s Web site at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This release includes the non-GAAP financial measures NFE/net financial losses, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to Clean Energy Ventures, as such the adjustment is related to tax credits generated by Clean Energy Ventures.

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2018 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.

●

NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 350 megawatts, providing residential and commercial customers with low-carbon solutions.

●

NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●

NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility, as well as its 20 percent equity interest in the PennEast Pipeline Project.

●

NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

NEW JERSEY RESOURCES
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2018	2017	2018	2017
OPERATING REVENUES
Utility	$100,476	$93,173	$731,865	$695,637
Nonutility	546,850	443,347	2,183,244	1,572,980
Total operating revenues	647,326	536,520	2,915,109	2,268,617
OPERATING EXPENSES
Gas purchases
Utility	48,737	37,798	276,005	258,687
Nonutility	501,791	431,509	1,990,832	1,436,740
Related parties	2,113	2,081	8,505	8,340
Operation and maintenance	84,612	66,173	266,919	226,356
Regulatory rider expenses	2,054	2,533	38,969	40,243
Depreciation and amortization	21,067	21,493	85,701	81,841
Energy and other taxes	6,247	6,984	52,102	49,366
Total operating expenses	666,621	568,571	2,719,033	2,101,573
OPERATING (LOSS) INCOME	(19,295)	(32,051)	196,076	167,044
Other income, net	5,264	2,050	16,853	14,437
Interest expense, net of capitalized interest	11,546	11,671	46,286	44,886
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(25,577)	(41,672)	166,643	136,595
Income tax (benefit) provision	(5,984)	(1,791)	(53,785)	18,343
Equity in earnings of affiliates	3,338	3,358	13,008	13,813
NET (LOSS) INCOME	$(16,255)	$(36,523)	$233,436	$132,065

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.18)	$(0.42)	$2.66	$1.53
Diluted	$(0.18)	$(0.42)	$2.64	$1.52

DIVIDENDS DECLARED PER COMMON SHARE	$0.2925	$0.2725	$1.1100	$1.0375

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	88,279	86,513	87,689	86,321
Diluted	88,279	86,513	88,315	87,144

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2018	2017	2018	2017
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net (loss) income	$(16,255)	$(36,523)	$233,436	$132,065
Add:
Unrealized loss (gain) on derivative instruments and related transactions	866	31,293	26,770	(11,241)
Tax effect	(592)	(11,845)	(4,512)	4,062
Effects of economic hedging related to natural gas inventory	(7,782)	8,878	(22,570)	38,470
Tax effect	1,844	(2,887)	7,362	(13,964)
Net income to NFE tax adjustment	(6,987)	(1,408)	—	—
Net financial (loss) earnings	$(28,906)	$(12,492)	$240,486	$149,392

Weighted Average Shares Outstanding
Basic	88,279	86,513	87,689	86,321
Diluted	88,279	86,513	88,315	87,144

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic (loss) earnings per share	$(0.18)	$(0.42)	$2.66	$1.53
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.01	$0.36	$0.31	$(0.13)
Tax effect	$(0.01)	$(0.13)	$(0.05)	$0.05
Effects of economic hedging related to natural gas inventory	$(0.09)	$0.10	$(0.26)	$0.45
Tax effect	$0.02	$(0.03)	$0.08	$(0.17)
Net income to NFE tax adjustment	$(0.08)	$(0.02)	$—	$—
Basic NFE per share	$(0.33)	$(0.14)	$2.74	$1.73

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$100,476	$93,173	$731,865	$695,637
Less:
Gas purchases	51,061	40,123	333,208	269,480
Energy and other taxes	3,656	4,121	39,426	37,917
Regulatory rider expense	2,054	2,533	38,969	40,243
Utility gross margin	$43,705	$46,396	$320,262	$347,997

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$2,364	$(5,580)	$75,849	$24,873
Add:
Net income to NFE tax adjustment	(6,987)	(1,408)	—	—
Net financial (loss) earnings	$(4,623)	$(6,988)	$75,849	$24,873

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands)	2018	2017	2018	2017
ENERGY SERVICES

The following table is a computation of financial margin:
Operating revenues	$500,105	$398,074	$2,112,804	$1,462,681
Less: Gas purchases	502,917	432,635	1,995,335	1,441,310
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,230	31,598	26,728	(10,063)
Effects of economic hedging related to natural gas inventory	(7,782)	8,878	(22,570)	38,470
Financial margin	$(8,364)	$5,915	$121,627	$49,778

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating (loss) income	$(20,046)	$(41,711)	$81,840	$(793)
Add:
Operation and maintenance expense	17,029	6,485	32,821	20,313
Depreciation and amortization	26	14	76	63
Other taxes	179	651	2,732	1,788
Subtotal	(2,812)	(34,561)	117,469	21,371
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,230	31,598	26,728	(10,063)
Effects of economic hedging related to natural gas inventory	(7,782)	8,878	(22,570)	38,470
Financial margin	$(8,364)	$5,915	$121,627	$49,778

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(13,024)	$(27,241)	$53,139	$476
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,230	31,598	26,728	(10,063)
Tax effect	(917)	(11,960)	(4,281)	3,635
Effects of economic hedging related to natural gas, net of taxes	(7,782)	8,878	(22,570)	38,470
Tax effect	1,844	(2,887)	7,362	(13,964)
Net financial (loss) earnings	$(17,649)	$(1,612)	$60,378	$18,554

Home Services and Other

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$4,427	$3,266	$(3,555)	$6,811
Add:
Unrealized loss on derivative instruments and related transactions	(56)	—	(381)	—
Tax effect	11	—	107	—
Net financial earnings (loss)	$4,382	$3,266	$(3,829)	$6,811

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2018	2017	2018	2017
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$100,476	$93,173	$731,865	$695,637
Clean Energy Ventures	29,165	28,969	71,375	64,394
Energy Services	500,105	398,074	2,112,804	1,462,681
Midstream	—	—	—	—
Home Services and Other	17,080	16,673	50,057	49,591
Sub-total	646,826	536,889	2,966,101	2,272,303
Eliminations	500	(369)	(50,992)	(3,686)
Total	$647,326	$536,520	$2,915,109	$2,268,617

Operating (Loss) Income
Natural Gas Distribution	$(15,787)	$(8,043)	$100,573	$151,641
Clean Energy Ventures	12,770	12,539	12,063	7,903
Energy Services	(20,046)	(41,711)	81,840	(793)
Midstream	(2,972)	(1,565)	(4,454)	(2,322)
Home Services and Other	4,224	5,179	1,504	4,611
Sub-total	(21,811)	(33,601)	191,526	161,040
Eliminations	2,516	1,550	4,550	6,004
Total	$(19,295)	$(32,051)	$196,076	$167,044

Equity in Earnings of Affiliates
Midstream	$4,061	$4,298	$16,165	$17,797
Eliminations	(723)	(940)	(3,157)	(3,984)
Total	$3,338	$3,358	$13,008	$13,813

Net (Loss) Income
Natural Gas Distribution	$(12,943)	$(9,602)	$84,048	$86,930
Clean Energy Ventures	2,364	(5,580)	75,849	24,873
Energy Services	(13,024)	(27,241)	53,139	476
Midstream	2,052	2,563	24,367	12,857
Home Services and Other	4,427	3,266	(3,555)	6,811
Sub-total	(17,124)	(36,594)	233,848	131,947
Eliminations	869	71	(412)	118
Total	$(16,255)	$(36,523)	$233,436	$132,065

Net Financial (Loss) Earnings
Natural Gas Distribution	$(12,943)	$(9,602)	$84,048	$86,930
Clean Energy Ventures	(4,623)	(6,988)	75,849	24,873
Energy Services	(17,649)	(1,612)	60,378	18,554
Midstream	2,052	2,563	24,367	12,857
Home Services and Other	4,382	3,266	(3,829)	6,811
Sub-total	(28,781)	(12,373)	240,813	150,025
Eliminations	(125)	(119)	(327)	(633)
Total	$(28,906)	$(12,492)	$240,486	$149,392

Throughput (Bcf)
NJNG, Core Customers	21.6	24.1	116.1	118.8
NJNG, Off System/Capacity Management	40.7	48.6	150.2	178.4
Energy Services Fuel Mgmt. and Wholesale Sales	177.3	160.8	662.4	521.6
Total	239.6	233.5	928.7	818.8

Common Stock Data
Yield at September 30	2.5%	2.6%	2.5%	2.6%
Market Price
High	$47.85	$44.30	$47.85	$44.30
Low	$44.45	$39.50	$35.55	$30.46
Close at September 30	$44.75	$42.15	$46.10	$42.15
Shares Out. at September 30	88,293	86,556	88,293	86,556
Market Cap. at September 30	$4,070,305	$3,648,315	$4,070,305	$3,648,315

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer and weather data)	2018	2017	2018	2017
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$100,476	$93,173	$731,865	$695,637
Less:
Gas purchases	51,061	40,123	333,208	269,480
Energy and other taxes	3,656	4,121	39,426	37,917
Regulatory rider expense	2,054	2,533	38,969	40,243
Total Utility Gross Margin	$43,705	$46,396	$320,262	$347,997

Utility Gross Margin, Operating Income and Net Income
Residential	$23,750	$24,159	$203,195	$218,093
Commercial, Industrial & Other	6,878	7,353	46,636	51,510
Firm Transportation	8,586	9,314	51,880	58,172
Total Firm Margin	39,214	40,826	301,711	327,775
Interruptible	1,778	1,954	6,069	6,498
Total System Margin	40,992	42,780	307,780	334,273
Off System/Capacity Management/FRM/Storage Incentive	2,713	3,616	12,482	13,724
Total Utility Gross Margin	43,705	46,396	320,262	347,997
Operation and maintenance expense	44,661	40,716	161,723	142,509
Depreciation and amortization	13,599	12,629	53,208	49,347
Other taxes not reflected in gross margin	1,232	1,094	4,758	4,500
Operating (Loss) Income	$(15,787)	$(8,043)	$100,573	$151,641

Net (Loss) Income	$(12,943)	$(9,602)	$84,048	$86,930

Net Financial (Loss) Earnings	$(12,943)	$(9,602)	$84,048	$86,930

Throughput (Bcf)
Residential	2.8	3.0	45.5	40.7
Commercial, Industrial & Other	0.7	0.8	8.9	8.7
Firm Transportation	1.6	1.7	15.5	14.4
Total Firm Throughput	5.1	5.5	69.9	63.8
Interruptible	16.5	18.6	46.2	55.0
Total System Throughput	21.6	24.1	116.1	118.8
Off System/Capacity Management	40.7	48.6	150.2	178.4
Total Throughput	62.3	72.7	266.3	297.2

Customers
Residential	474,495	460,013	474,495	460,013
Commercial, Industrial & Other	28,037	26,947	28,037	26,947
Firm Transportation	36,126	42,790	36,126	42,790
Total Firm Customers	538,658	529,750	538,658	529,750
Interruptible	31	33	31	33
Total System Customers	538,689	529,783	538,689	529,783
Off System/Capacity Management*	28	27	28	27
Total Customers	538,717	529,810	538,717	529,810
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	14	24	4,537	4,129
Normal	32	33	4,561	4,589
Percent of Normal	43.7%	72.7%	99.5%	90.0%

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2018 RESULTS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer, SREC and megawatt)	2018	2017	2018	2017
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$21,498	$22,644	$41,548	$40,453
Wind electricity sales and other	2,795	2,722	14,758	12,953
Solar electricity sales and other	2,807	1,849	7,284	4,833
Sunlight Advantage	2,065	1,755	7,785	6,155
Total Operating Revenues	$29,165	$28,970	$71,375	$64,394
Depreciation and Amortization	$7,312	$8,716	$31,877	$31,834
Operating Income	$12,770	$12,539	$12,063	$7,903
Income Tax Provision (Benefit)	$7,343	$13,604	$(79,932)	$(31,161)
Net Income (Loss)	$2,364	$(5,580)	$75,849	$24,873
Net Financial (Loss) Earnings	$(4,623)	$(6,988)	$75,849	$24,873
Solar Renewable Energy Certificates Generated	91,932	71,791	245,147	197,521
Solar Renewable Energy Certificates Sold	99,750	96,630	188,312	173,299
Solar Megawatts Eligible for ITCs	13.5	7.6	42.2	39.5
Solar Megawatts Under Construction	19.6	11.2	19.6	11.2
Wind Megawatts Installed/Acquired	—	—	—	39.9

ENERGY SERVICES

Operating Income
Operating revenues	$500,105	$398,074	$2,112,804	$1,462,681
Less:
Gas purchases	502,917	432,635	1,995,335	1,441,310
Operation and maintenance expense	17,029	6,485	32,821	20,313
Depreciation and amortization	26	14	76	63
Energy and other taxes	179	651	2,732	1,788
Operating (Loss) Income	$(20,046)	$(41,711)	$81,840	$(793)
Net (Loss) Income	$(13,024)	$(27,241)	$53,139	$476
Financial Margin	$(8,364)	$5,915	$121,627	$49,778
Net Financial (Loss) Earnings	$(17,649)	$(1,612)	$60,378	$18,554
Gas Sold and Managed (Bcf)	177.3	160.8	662.4	521.6

MIDSTREAM

Equity in Earnings of Affiliates	$4,061	$4,298	$16,165	$17,797
Other Income, Net	$1,640	$1,169	$5,775	$4,162
Income Tax Provision (Benefit)	$175	$1,060	$(8,548)	$5,820
Net Income	$2,052	$2,563	$24,367	$12,857

HOME SERVICES AND OTHER

Operating Revenues	$17,080	$16,673	$50,057	$49,591
Operating Income (Loss)	$4,224	$5,179	$1,504	$4,611
Other Income, Net	$633	$366	$6,892	$6,467
Net Income (Loss)	$4,427	$3,266	$(3,555)	$6,811
Net Financial Earnings (Loss)	$4,382	$3,266	$(3,829)	$6,811
Total Service Contract Customers at September 30	110,133	111,847	110,133	111,847